Exhibit 99.B(d)(5)(vii)

AMENDED SCHEDULE A

TO

INVESTMENT SUB-ADVISORY AGREEMENT

BETWEEN

DIRECTED SERVICES LLC

AND

CLEARBRIDGE ADVISORS, LLC

PORTFOLIOS

ING Legg Mason Partners Aggressive Growth Portfolio